SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 9, 2007 (October 8, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

ITEM 7.01. REGULATION FD DISCLOSURE

On October 8, 2007, Zion Oil & Gas, Inc. (the "Company") released a summary of the current status of its oil and gas exploration related activities in Israel. The summary, which presents developments that have transpired during the past several months, was posted on the Company"s website,www.zionoil.com, as well as set out in a press release that was issued on October 8, 2007. The Company intends to update the summary from time to time to reflect new developments as they occur.

Attached to this Current Report on Form 8-K is a copy of the Press Release issued on October 8, 2007, in which the complete text of the summary is set out.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release dated October 8, 2007.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 9, 2007

Zion Oil and Gas, Inc.

By: /s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer